UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 3, 2010

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

(b)         On September 3, 2010, Home Federal Bank (“Bank”), the financial institution subsidiary of Home Federal Bancorp, Inc., announced the appointment and realignment of several members of its leadership team, which are as follows:

•
Mr. R. Shane Correa has been appointed Executive Vice President and Chief Banking Officer of the Bank; he previously served as Executive Vice President and Market President for the Bank’s Central Oregon Region.  Mr. Correa has been an employee of the Bank since March 2010.

•
Ms. Cindy Bateman has been promoted to Executive Vice President and Chief Credit Officer of the Bank; she previously served as Senior Vice President and Chief Credit Officer of the Bank. Ms. Bateman has been an employee of the Bank since 2007.

•
Sean P. Watt has been appointed Senior Vice President and Market President for the Bank’s Central Oregon region in Bend, Oregon; he previously served as the Senior Vice President of Retail  Banking in the Idaho Region. Mr. Watt has been an employee of the Bank since 2000.

•
David M. Eldred has been appointed Senior Vice President and Director of Marketing.  Mr. Eldred was an employee of the LibertyBank in Eugene, Oregon, the operations of which were acquired by the Bank in July 2010.

•
Terry Fesler was appointed Senior Vice President and Retail Banking Manager for the Bank’s Idaho region; he previously served as the Small Business Team Lead for the Bank's Idaho Region. Mr. Fesler has been an employee of the Bank since 2008.

Additional information regarding these appointments are included in the Company's press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

           The following exhibits are furnished herewith and this list shall constitute the exhibit index:

Exhibit No.	Description of Exhibit

99.1	Press release dated September 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: September 8, 2010	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial
Officer